Exhibit 10.15

NEITHER THIS UNSECURED PROMISSORY NOTE (THIS “NOTE”), NOR THE SHARES OF COMMON STOCK ISSUED IN CONNECTION THEREWITH, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. NEITHER THIS NOTE NOR THE SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE IN CONNECTION HEREWITH, IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

$446,115.00 USD	August 1, 2024

SUPER LEAGUE ENTERPRISE, INC.

UNSECURED PROMISSORY NOTE

FOR VALUE RECEIVED, SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation located at 2912 Colorado Ave., Suite 203, Santa Monica, CA 90404 (“Company”), hereby promises to pay to the order of BLOXBIZ CO., a Delaware corporation located at 21 Flower Lane, Great Neck, NY 11024 (the “Bloxbiz” or “Holder”), the principal amount of FOUR HUNDRED FORTY-SIX THOUSAND ONE HUNDRED FIFTEEN DOLLARS ($446,115.00 USD) (the “Principal”), on the repayment terms set forth hereinbelow, but no later than the ten (10) month anniversary of issuance (the “Maturity Date”), in addition to the issuance of restricted shares of common stock (the “Shares”) of the Company upon execution hereof and as detailed hereinbelow.

The following is a statement of the rights of the Holder and certain conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.    Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)    “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in the State of California.

(b)    “Default Rate” means an interest rate of twenty percent (20.0%) per annum.

(c)    “Event of Default” has the meaning given in Section 6 hereof.

(d)    “Holder” shall mean the entity specified in the introductory paragraph of this Note or any other entity, or person, who shall at the time be the registered holder of this Note.

(e)    “Interest” has the meaning set forth in Section 3 hereof.

(f)    “Note” shall mean this Unsecured Promissory Note.

(g)    “Obligations” means all debts, liabilities and obligations of the Company to the Holder under this Note, including all unpaid Principal and accrued Interest of this Note, and all other amounts payable by the Company to the Holder hereunder, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

(h)    “Shares” means the restricted shares of common stock of the Company, $0.001 par value, that are being issued to Holder in connection with this Note pursuant to Section 4 hereinbelow.

2.    Repayment Schedule. The repayment schedule shall be as follows: (i) upon receipt of new equity funding in the aggregate amount of $3 million or more subsequent to the date of this Note, in one transaction or series of transactions, the Note shall be repaid with interest in four (4) equal monthly installments commencing on the initial closing date of such equity funding where $3 million or more of gross proceeds has closed; (ii) upon receipt of new equity funding in the aggregate amount of $5 million or more subsequent to the date of this Note, in one transaction or series of transactions, the Note shall be repaid with interest in three (3) equal monthly installments commencing on the initial closing date of such equity funding where $5 million or more of gross proceeds has closed; (iii) upon new equity funding received by the Company in the aggregate amount of $7 million or more subsequent to the date of this Note, in one transaction or series of transactions, the Note shall be repaid with interest in two (2) equal monthly installments commencing on the initial closing date of such equity funding where $7 million or more of gross proceeds has closed; or (iv) in the event none of subsections 2(i)-(iii) occur, then the Note shall be repaid in full on June 1, 2025, the Maturity Date.

3.    Interest. Interest shall accrue on the outstanding Principal at the rate of eight and one-half percent (8.5%) per annum (the “Interest”). Interest shall accrue until the earlier of (i) repayment in full, or (ii) the Maturity Date; provided, however, during the existence of an Event of Default, interest shall accrue on all outstanding Principal at the Default Rate.

4.    No Prepayment Penalty. All outstanding Principal and accrued Interest may be prepaid by the Company prior to the Maturity Date at the election of the Company and without the prior written consent of the Holder, with the express understanding that all prepayments shall be first applied to accrued Interest and then to outstanding Principal.

5.    Restricted Common Stock Issuance.

(a)    During the period commencing January 2, 2025 and concluding on January 6, 2025, an issuance of sixty-five thousand six hundred and twenty-five (65,625) Shares shall be made in the name of Holder. In conjunction therewith, Company shall instruct its transfer agent to issue, in book-entry form, the Shares set forth in the immediately preceding sentence. Further, upon the expiration of the requisite six (6) month hold period, the Company will procure a legal opinion on behalf of the Holder for purposes of permitting the sale and/or transfer of the Shares by Holder.

6.    Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

(a)    the Company shall fail to pay when due the Obligations hereunder, where such failure continues for five (5) days after receipt of written notice from Holder specifying such failure; or

(b)    the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any material part of its property; (ii) admit in writing its inability to pay its debts generally as they become due; (iii) make a general assignment for the benefit of any of its creditors; (iv) be dissolved in full; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take or approve any action for the purpose of effecting any of the foregoing; or

(c)    proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or any material part of its property, or a voluntary or involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and such involuntary case or proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(d)    a default or event of default under any agreement of the Company shall occur that gives the holder of any other indebtedness for borrowed money of the Company the right to accelerate the maturity of such indebtedness (subject to any applicable cure periods set forth therein, if any); or

(e)    the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial fifteen (15) day period; or

(f)    any representation or warranty made or furnished by or on behalf of Company to Holder in writing in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

Upon the occurrence of any Event of Default, (x) the Holder may at any time declare all unpaid Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; (y) the Holder may exercise all rights and remedies available to the Holder hereunder and applicable law, and (z) in the case of an Event of Default described in Section 6(b) or 6(c), all unpaid Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly and irrevocably waived by the Company.

7.    Successors and Assigns. Subject to the restrictions on transfer described in Section 8 hereinbelow, the rights and obligations of the Company and the Holder hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators, and transferees of the parties. Due to the reliance by the Company on the exemption from securities registration provided by Rule 506 of Regulation D, as promulgated pursuant to the Securities Act of 1933, and the representation by Holder to the Company that Holder is an “accredited investor” as such term is defined by Rule 501(a) of Regulation D, no assignment of this Note shall be made to any person who is not an “accredited investor”, where any assignment or transfer of this Note, or any attempt thereof, shall be null and void.

8.    Amendments and Waivers. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and Holder. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

9.    Transfer of this Note. The Holder shall have the right to sell/assign its ownership of the Note and transfers of this Note shall be registered upon registration books maintained for such purpose by the Company. Prior to presentation of this Note for registration of transfer, the Company shall deem the registered Holder hereof as the owner and the holder of this Note for the purpose of receiving all payments of Principal and Interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.    Sale or Assignment of Note by the Company. The Company may not sell or assign the obligations set forth in this Note, in whole or in part, to a third party; provided, however, it is expressly understood and agreed by the parties that any minority, majority or one hundred percent (100%) purchase of the voting stock of the Company shall not be considered a sale or assignment pursuant to this section 10.

11.    Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions, or other communications to or upon the Company or Holder under this Note shall be in writing and mailed or delivered to each party to its respective address of record in the opening paragraph hereof. All such notices and communications shall be effective (a) when sent by a commercially recognized means of overnight delivery providing confirmation of receipt, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through FedEx or other overnight carrier, upon receipt; and (c) when delivered by hand, upon delivery.

12.    Expenses; Waivers. The Company agrees to pay, on demand, Holder for all reasonable costs and expenses, including reasonable attorneys’ fees and costs, in connection with the enforcement of Note, whether or not any suit is instituted. Should a suit be commenced to collect this Note or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorney’s fees, including any fees awarded on any appeal. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.    Further Assurance. Each party shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as the other party may reasonably deem necessary or appropriate to achieve the purposes of the Note or satisfy the obligations of the Company hereunder.

14.    Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or be invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

15.    Cumulative Rights, etc. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder by virtue of any applicable law, rule or regulation of any governmental authority, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Holder’s rights hereunder. The Company waives any right to require Holder to proceed against any person or entity or to exhaust any collateral or to pursue any remedy in Holder’s power.

16.    No Waiver. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

17.    Construction. This Note is the result of negotiations among, and has been reviewed by, the Company, Holder and their respective counsel. Accordingly, this Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Holder.

18.    Governing Law and Jurisdiction. THIS NOTE AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF THE STATE OF CALIFORNIA OR OF ANY OTHER JURISDICTION. THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT, LOS ANGELES COUNTY, STATE OF CALIFORNIA. THE HOLDER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

19.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY AS TO ANY ISSUE RELATED HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

IN WITNESS WHEREOF, this Note has been executed by the Company as of the date first written above.

COMPANY:	Super League Enterprise, Inc., a Delaware corporation

	By:	/s/ Ann Hand
Ann Hand CEO

Acknowledged and agreed as of August 1, 2024.

HOLDER:	BLOXBIZ CO, a Delaware corporation

	By:	/s/ Sam Drozdov
	Name:	Sam Drozdov
Title:

By:	/s/ Ben Khakshoor
Name:	Ben Khakshoor
Title: